UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event report): August 18, 2015

EVERTEC, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico		00926
(Address of principal executive offices)		(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 20, 2015, EVERTEC, Inc. (the “Company”) announced that Juan José Román Jiménez, Executive Vice President, Chief Financial Officer and Treasurer, will be leaving the Company effective August 31, 2015.

(c)

On August 17, 2015, the Company’s Board of Directors (the “Board”) appointed Peter J. S. Smith as the Company’s Executive Vice President, Chief Financial Officer and Treasurer effective September 1, 2015.

Mr. Smith, age 48, served as Chief Accounting Officer and Corporate Senior Vice President of Fidelity National Information Services, Inc. (FIS) from May 2013 to May 2015. In this role, Smith was FIS’ principal accounting officer responsible for enterprise-wide accounting operations and systems, financial controls and external reporting. Prior to this role, from October 2009 to May 2013, Smith served as Senior Vice President and Segment Controller where he was responsible for managing the finance and accounting functions for FIS’ Payments Solutions Group segment.

Prior to joining FIS, Smith held finance roles of increasing responsibility at Metavante Corporation from 2005 to 2009 and served as Segment Chief Financial Officer of the Payments Solutions Group of Metavante Corporation from 2008 to 2009, teaming with business partners and management to successfully acquire, integrate and grow numerous businesses and go public.

Prior to joining Metavante, Smith spent seven years in Silicon Valley and served as the Worldwide Sales Controller of Openwave Systems Inc. beginning in June 2002 and prior to this role worked for PricewaterhouseCoopers in its San Jose, CA offices.

Mr. Smith is a certified public accountant, holds a master’s degree in taxation from San Jose State University and received a bachelor’s degree from the University of Pennsylvania.

EVERTEC Group, LLC, the Company’s principal operating subsidiary (“EVERTEC”), entered into an employment agreement with Mr. Smith (the “Employment Agreement”) on August 19, 2015 and it will become effective as of September 1, 2015.

The Employment Agreement provides that Mr. Smith will receive an annual base salary of not less than $350,000, which amount is subject to annual review by the Board or a committee thereof. Mr. Smith is eligible for annual cash incentive awards of up to 75% of his base salary under the EVERTEC Annual Performance Incentive Guidelines (pro-rated for partial calendar years).

Within 10 business days of the effective date of the Employment Agreement, Mr. Smith will receive a grant of restricted stock units valued at $500,000 as of the day before the date of grant (the “RSU Grant”), which will vest on the third anniversary of the date of grant, provided that Mr. Smith is performing services for EVERTEC on the vesting date. The award will vest in full upon an earlier termination of Mr. Smith’s employment by EVERTEC without “cause,” by Mr. Smith for “good reason,” or due to Mr. Smith’s death or “disability” (each as defined in the Employment Agreement) provided that Mr. Smith is performing services for EVERTEC at such time. In addition, contingent upon the Company’s adoption of a long-term incentive plan providing for grants of restricted stock units in 2016, Mr. Smith will receive an additional grant of restricted stock units valued at 175% of his base salary on or about February 15, 2016, which grant will be subject to the terms and conditions of such plan as ultimately adopted.

Under the Employment Agreement, Mr. Smith is entitled to participate in the employee benefit plans, policies, practices and arrangements generally made available to other executives of EVERTEC as well as certain specified levels of life insurance, short-term disability insurance and long-term disability insurance benefits, car and car insurance benefits in accordance with EVERTEC’s policies, and four weeks of paid vacation annually. Mr. Smith is entitled to (a) reimbursement for expenses incurred as a result of the relocation of his principal residence to Puerto Rico from Florida and (b) any real estate commissions related to the sale of Mr. Smith’s home located in Florida, up to an aggregate amount of $50,000. Mr. Smith will also be entitled to reimbursement of costs and expenses incurred for three months of temporary housing and utilities in Puerto Rico in an amount up to $25,000.

The Employment Agreement has an initial term commencing September 1, 2015 and ending December 31, 2018. The term automatically terminates on December 31, 2018 unless the parties agree to mutually extend the term at least 90 calendar days in advance of the termination date. If EVERTEC does not renew the term, Mr. Smith shall, subject to his execution of a general release of claims in favor of the Company, be entitled to a lump sum payment equal to the greater of one times his base salary and the amounts otherwise due to him under applicable law. If the term is terminated by EVERTEC without “cause” or by Mr. Smith for “good reason” (each as defined in the Employment Agreement), he shall, subject to his execution of a general release of claims, be entitled to either (a) a lump sum payment equal to twice the sum of his base salary (if such termination occurs on or before September 1, 2018) or (b) a lump sum payment equal to his base salary (if such termination occurs after September 1, 2018).

In connection with his appointment, Mr. Smith will enter into an indemnification agreement with the Company, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its officers. The Company’s standard form of officer indemnification agreement was described in, and previously filed as Exhibit 10.62 to, the Company’s Registration Statement on Form S-1 (File No. 333-186487), as amended, on April 11, 2013.

The Employment Agreement contains certain non-competition and non-solicitation covenants for the benefit of EVERTEC during Mr. Smith’s employment and for one year following the termination of his employment, certain covenants relating to the protection of EVERTEC’s confidential information and intellectual property, and a mutual non-disparagement covenant.

Item 8.01 Other Events.

On August 20, 2015, the Company announced that Eduardo Camargo, the Company’s Chief Information Officer, will be leaving the Company effective August 31, 2015. Mr. Camargo’s position will be reorganized to decentralize information technology services such that customer support will report directly to certain key business heads and other areas, such as data security, compliance and vendor management will be centralized under the Company’s Chief Operating Officer, Phil Steurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc. (Registrant)

Date: August 20, 2015	By:	/s/ Arturo Díaz-Abramo
		Name:	Arturo Díaz-Abramo
		Title:	Senior Vice President & General Counsel

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